EXHIBIT NO. 99.14

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion and incorporation by reference of our report dated February 15, 2012, relating to the financial statements and financial highlights of MFS Growth Series (“Growth Series”) for the year ended December 31, 2011, appearing in the Annual Report on Form N-CSR of MFS Variable Insurance Trust (“Trust I”) and to the incorporation by reference of our report dated February 15, 2012, relating to the financial statements and financial highlights of MFS Growth Portfolio (“Growth Portfolio”) for the year ended December 31, 2011, appearing in the Annual Report on Form N-CSR of MFS Variable Insurance Trust II (“Trust II”), in the Prospectus/Proxy Statement and the Statement of Additional Information included in this Registration Statement on Form N-14 of Trust I (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated February 15, 2012, relating to the financial statements and financial highlights of Growth Series for the year ended December 31, 2011, in: (i) Growth Series’ Prospectus dated April 29, 2012, which in turn is included in and incorporated by reference in the Registration Statement; and (ii) Trust I’s Statement of Additional Information dated April 29, 2012, which in turn is incorporated by reference, in the Prospectus/Proxy Statement and the Statement of Additional Information included in the Registration Statement.

We also consent to the incorporation by reference of our report dated February 15, 2012, relating to the financial statements and financial highlights of Growth Portfolio for the year ended December 31, 2011, in Growth Portfolio’s Prospectus and Trust II’s Statement of Additional Information, each dated April 29, 2012, both of which are in turn incorporated by reference in the Prospectus/Proxy Statement and the Statement of Additional Information included in the Registration Statement.

We also consent to the references to us under the headings “Independent Registered Public Accounting Firm” in the Prospectus/Proxy Statement, “Representations and Warranties” (section 4, paragraphs 4.1(f) and 4.2(g)) in the Agreement and Plan of Reorganization, and “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Boston, Massachusetts

May 18, 2012